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Exhibit 10.4.1

THE MACERICH COMPANY
1994 ELIGIBLE DIRECTORS' STOCK OPTION PLAN, AS AMENDED

        WHEREAS, The Macerich Company (the "Company") maintains The Macerich Company 1994 Eligible Directors' Stock Option Plan, as amended (the "Plan");

        WHEREAS, the Board of Directors has the authority to amend the Plan, and has determined that it is advisable and in the best interests of the stockholders of the Company to amend the Plan as set forth herein.

        RESOLVED, that the Plan be and hereby is amended, as follows:

        (1)   Section 4.1(a) of the Plan is hereby amended in its entirety to read as follows:

  "Beneficiary" shall mean the person, persons, trust, or trusts designated by a Participant or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Agreement and under this Plan in the event of a Participant's death, and shall mean the Participant's executor or administrator if no other Beneficiary is designated and able to act under the circumstances."

        IN WITNESS WHEREOF, the Company has caused its duly authorized officer to confirm the adoption of this Amendment by the Board as of the 29th day of October, 2003.

/s/ RICHARD A. BAYER Richard A. Bayer Executive Vice President, General Counsel and Secretary

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THE MACERICH COMPANY 1994 ELIGIBLE DIRECTORS' STOCK OPTION PLAN, AS AMENDED